Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of RGC Resources, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall P. Burton, II, Vice-President, Secretary, Treasurer and CFO of the Company, certify to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Randall P. Burton, II
Randall P. Burton, II
Vice President, Secretary, Treasurer and CFO
(Principal Financial Officer)

December 3, 2020